                                                                Exhibit 21
                                                                    to
                                                             Form 10-K for 1994


                         Subsidiaries of the Registrant
                             (as of March 27, 1995)


                                                          State of
Subsidiary                                              Incorporation
----------                                              -------------
Cincinnati Bell Telephone Company                           Ohio
Cincinnati Bell Information Systems Inc.                    Ohio
Cincinnati Bell Long Distance Inc.                          Ohio
Cincinnati Bell Supply Company                              Ohio
MATRIXX Marketing Inc.                                      Ohio
Cincinnati Bell Properties Inc.                           Kentucky
Cincinnati Bell Directory Inc.                              Ohio
Cincinnati Bell Cellular Systems Company                    Ohio



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